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                                                                    EXHIBIT 10.1




                       SEPARATION AGREEMENT AND RELEASE
                       --------------------------------

     This Separation Agreement and Release (hereinafter the "Agreement") dated as of the 21st day of April, 1999, contains all terms and compromises reached between Richard M. Gozia ("Mr. Gozia"), CellStar Ltd. (hereinafter the "Employer"), CellStar Corporation ("CellStar"), and all affiliated entities, in connection with Mr. Gozia's separation from employment with the Employer. It is the intent of the parties, by entering into this Agreement, to resolve any and all disputes, claims or causes of action which might now exist or arise in the future between them.

IT IS THEREFORE AGREED THAT:

     1.   a.   Employer and Mr. Gozia hereby mutually agree that Mr. Gozia's employment with Employer, CellStar and their affiliated entities will automatically terminate effective upon the earlier to occur of (i) December 31, 1999, or (ii) upon written notice from the Employer advising Mr. Gozia that his services are no longer required (hereinafter the "Termination Date"). Furthermore, effective upon the Termination Date, Mr. Gozia resigns from all of his positions as an officer of CellStar and its affiliated entities. Mr. Gozia shall remain on the payroll as an employee from the date of this Agreement to the Termination Date and perform the duties reasonably assigned to him from time to time by the Chief Executive Officer and Board of Directors of CellStar, including the duties of President, Chief Operating Officer and Chief Financial Officer of CellStar. Mr. Gozia will devote substantially all of his time, energy, skill and best efforts to the performance of his duties, and will faithfully and diligently perform such duties. During such time, Mr. Gozia's actions shall be subject to the direction of the Chief Executive Officer and the Board of Directors of CellStar.

          b. Effective on the date set forth in the first paragraph of this Agreement, Mr. Gozia hereby resigns from all of his positions as a director of CellStar and its affiliated entities.

     2. In consideration for Mr. Gozia's promises and covenants in this Agreement, the Employer agrees:

     a.   to pay Mr. Gozia's current salary through the Termination Date.

     b. to pay Mr. Gozia an amount equal to the product of (A) the sum of Mr. Gozia's Base Salary (as such term is defined in the Employment Agreement dated May 24, 1996 between Mr. Gozia and the Employer (the "Employment Agreement")) at the rate in effect on the Termination Date, plus the average of the Annual Incentive Payments (as such term is defined in the Employment Agreement) paid to Mr. Gozia during the preceding two (2) years (or such shorter period for which any Annual Incentive Payment has been paid), divided by 365, and multiplied by
          (B) the number of days from the Termination Date to May 24, 2001, (less required withholding), payable fifteen (15) days following the Termination Date.

     c. that it will, pursuant to paragraphs 1.4(d), and (e), and (f) of the Employment Agreement, continue such medical expense coverage, life insurance and disability

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          policies currently in effect for Mr. Gozia and, if applicable, his wife and children, until May 24, 2001 (which sections are incorporated herein by reference).

     d. to allow Mr. Gozia to retain the laptop computer, 2 monitors, 2 docking stations and other miscellaneous computer related accessories currently used by Mr. Gozia in connection with the performance of his job duties.

     e. to pay Mr. Gozia for accrued, but unused, vacation upon the Termination Date.

     f. that the unvested portion of the Initial Option (as defined in paragraph 1.4(c) of the Employment Agreement) shall fully vest as of the Termination Date, as required by Section 1.4(c) of the Employment Agreement, which section is incorporated herein by reference.

     g. to pay Mr. Gozia the Annual Incentive Payment (less required withholding) pursuant to the last sentence of paragraph 1.6(d) of the Employment Agreement (which section is incorporated herein by reference) promptly after the amount of such payment is determined, if such payment is earned in accordance with the terms of its grant.

     The provisions of paragraph 1.7 of the Employment Agreement are incorporated herein and shall apply if Mr. Gozia dies prior to the Termination Date.

     The provisions of paragraphs 1.4(c), (g), (h) and (i) of the Employment Agreement are incorporated herein and shall remain in effect until the Termination Date.

     3. In consideration for the promises, payments and benefits provided herein by Employer, and in order to fully compromise and settle any and all claims and causes of action of any kind whatsoever relating to or arising out of Mr. Gozia's employment with Employer, including any claim arising under common law, contractual claim (except for and as set forth in this Separation Agreement and Release or in any stock option agreement existing at the Termination Date between Mr. Gozia and CellStar), or any other federal, state or local statute or ordinance, Mr. Gozia agrees:

     a. that Mr. Gozia will and hereby does unconditionally release, acquit and forever discharge Employer, all of its parent, subsidiary and affiliated companies, and all of their officers, directors, representatives, employees and agents from any and all charges, complaints, claims, causes of action, suits and expenses (including attorney fees and costs actually incurred) of any nature whatsoever, known or unknown, regarding any matter existing on or prior to the date hereof, including without limitation those obligations or matters relating to or arising out of the Employment Agreement which is hereby terminated and Mr. Gozia's employment or separation thereof from Employer, except as specifically expressed in this instrument or under any stock option agreement existing at the Termination Date between Mr. Gozia and CellStar. THIS RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THE EMPLOYMENT

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          AGREEMENT (EXCEPT FOR AND AS SET FORTH IN THIS SEPARATION AGREEMENT,
          AND IN ANY STOCK OPTION AGREEMENT EXISTING AT THE TERMINATION DATE BETWEEN MR. GOZIA AND EMPLOYER), MR. GOZIA'S EMPLOYMENT WITH EMPLOYER AND THE SEPARATION THEREOF, OR ANY BENEFITS ASSOCIATED WITH SUCH EMPLOYMENT, INCLUDING ANY CLAIM UNDER TITLE VII OF THE CIVIL RIGHTS ACTS OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, OR ANY OTHER COMMON LAW, CONTRACTUAL OR STATUTORY CLAIM; and

     b. that Mr. Gozia will not file any charges or complaints against Employer or any of its affiliates with the Equal Employment Opportunity Commission, the Texas Commission on Human Rights, or any other local, state or federal agency or court, and that if Mr. Gozia filed or has filed any such complaint or charge, and/or if any such agency or court assumes jurisdiction of any complaint or charge against Employer or any of its affiliates on behalf of Mr. Gozia, Mr. Gozia will request such agency or court to withdraw from the matter and dismiss said action.

     4. Employer releases Mr. Gozia from any and all claims related to, or arising out of, Mr. Gozia's performance of his job duties; provided, however, that Employer does not release Mr. Gozia from any claim related to, or arising out of, any act performed or committed by Mr. Gozia in bad faith, which was not in the best interests of the company or for which he had reasonable cause to believe was unlawful or illegal.

     5. Notwithstanding anything herein contained to the contrary, Mr. Gozia shall have full rights as described in Article 3 of the Employment Agreement, such rights, with respect to actions taken or omitted by him on behalf of the Employer during his employment and also with respect to any third-party claims, as set forth in Article 3 of the Employment Agreement, which provisions are incorporated herein and remain in effect as if set forth herein in its entirety.

     6. Except as required by law, all parties agree that they will keep the terms, amount and existence of this Agreement completely confidential and that neither party hereto will make any disparaging statements or allegations about the other to any person or governmental agency, including comments about Employer's employees, officers, directors or agents or about the reputations of Employer or any such person. It is recognized that CellStar may be required to file a copy of this Agreement with the Securities and Exchange Commission, issue a press release relating to Mr. Gozia's separation, and make other disclosures required of a public company pursuant to applicable law, and any such filing, press release or disclosure shall not be deemed to violate the provisions of this Agreement.

     7. The provisions of Article 2 of the Employment Agreement are incorporated herein and remain in effect as if set forth herein in their entirety, for a period of 2 years following Mr. Gozia's termination. In addition, with respect to any information or data, whatever its nature and form and whether obtained orally, by observation, from written material or otherwise obtained by Mr. Gozia during or as the result of Mr. Gozia's employment by the Employer and relating to any

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marketing techniques, business plans, customer lists, financial information, financing arrangements, products, product prices or costs or plans of the Employer or any of its affiliated entities, Mr. Gozia agrees:

     a. To hold all such information in strict confidence, and not publish or otherwise disclose any thereof except to or with the prior consent of any authorized representative of the Employer.

     b. To use all reasonable precautions to assure that all such information is properly protected and kept from unauthorized persons.

     c.   To make no use of any such information.

     d. To deliver to the Employer all written materials containing or relating to such information, all of which written materials and other things shall be and remain the sole property of the Employer. For this purpose, "written materials" shall be deemed to mean and include letters, memoranda, reports, notes, notebooks, books of account, data and all other documents or writings, and all copies thereof.

Mr. Gozia's agreement not to disclose information concerning this Agreement, the Employer or any person connected with the Employer shall not apply to compulsory disclosure pursuant to subpoena, deposition or other legal process. Mr. Gozia shall promptly notify the Employer of the service of any subpoena or demand for compulsory disclosure and shall refrain from making such disclosure for the maximum period of time permitted by law, to permit the Employer to take such actions as it may deem appropriate to have such service or demand set aside or to protect the confidential nature of the information being sought.

     8. During the period of time that Mr. Gozia remains employed with the Employer, the provisions of 1.5(b) and 1.6(c) of the Employment Agreement remain in effect; provided, however, that section 1.5(b) shall be amended as follows:

     a. 1.5(b)(iii) is amended by adding the following language at the end of that section: "where such failure causes or is likely to cause material economic harm to Parent and its affiliated entities on a consolidated basis or that brings or is likely to bring substantial discredit to the reputation of Employer, Parent or any of their affiliated entities taken as a whole."

     b.   1.5(b)(v) is deleted.

In the event that Mr. Gozia breaches any provision of this Agreement after his employment has ended, all future obligations of Employer under Section 2 of this Agreement shall cease. As a further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including, without limitation, attorneys fees incurred as a result of any effort, action or lawsuit to enforce this Agreement. In addition, any breach of the Agreement will entitle the non-breaching party to seek

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injunctive relief to enforce this Agreement and to recover any actual damages incurred as a result of said breach. In the event of litigation, the losing party must pay the attorneys fees of the prevailing party.

     9. Mr. Gozia represents and acknowledges that in executing the Agreement he does not rely and has not relied upon any representation made by Employer or its agents, representatives or attorneys with regard to the subject matter, basis or fact of said Agreement, except on those contained in this Agreement. The parties agree that this Agreement represents a resolution of various matters and shall not be construed to be an admission of any liability or obligation by either party to the other party.

     10. This Agreement shall be binding upon and inure to the benefit of Mr. Gozia and, upon Mr. Gozia's death, his heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Employer, all of its parent, subsidiary and affiliated companies, and any corporation or other entity into which or with which any thereof shall be liquidated, merged or consolidated.

     11. This Agreement is made within the State of Texas and shall in all respects be interpreted, enforced and governed under the laws thereof, and shall in all cases be construed as a whole (according to its fair meaning and not strictly for or against any of the parties).

     12. Should any provision of this Agreement be declared or be determined illegal and invalid, the validity of the remaining parts will not be affected.

     13. The parties, by their signatures below, represent and agree that (a) each has read this Agreement carefully and completely, and understands all provisions contained therein; (b) Mr. Gozia has been given a period of at least twenty-one (21) days to consider and review this Agreement; (c) Mr. Gozia has seven (7) days after he signs this Agreement to revoke it ("the revocation period"), in which case this Agreement and all obligations contained herein are null and void; and (d) Mr. Gozia is aware of his right to consult with legal counsel and has ample opportunity to do so if he so desires.

     14. No change or modification of this Agreement shall be valid unless in writing and signed by all parties hereto.

     15. Mr. Gozia will cooperate with Employer in response to requests for information or assistance by Employer in connection with all matters relating to or arising out of his employment with Employer.

     16. Mr. Gozia represents that he has not disclosed, and agrees that he will not disclose material non-public information about Employer or any of its parent, subsidiary or affiliate companies to anyone other than Employer's officers, directors, attorneys and accountants.

     17. Parent (CellStar Corporation) guarantees the payment and performance of all obligations of Employer under this Separation Agreement and Release and agrees it will pay or

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perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or Parent will be deemed to be notice to Parent for purposes of this guaranty.

     18. MY SIGNATURE BELOW INDICATES THAT I HAVE READ THE ABOVE AGREEMENT AND VOLUNTARILY AGREE AND CONSENT TO THE TERMS AND CONDITIONS THEREIN.


      /s/ R M GOZIA                           Signed in Carrollton, Texas
---------------------------------             on 4/21 1999.
Richard M. Gozia

     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 21 day of April 1999.

                                       /s/ LINDA L STAUDT
                                    -----------------------------------------
[NOTARY SEAL APPEARS HERE]          Notary Public in and for the
                                    State of Texas


CELLSTAR LTD.

By:  National Auto Center, Inc.


     By: /s/ ALAN H. GOLDFIELD                Signed in Carrollton, Texas
-----------------------------------           on 4-21 1999.
          Alan H. Goldfield
          Chairman and CEO


CELLSTAR CORPORATION


By: /s/ ALAN H. GOLDFIELD                     Signed in Carrollton, Texas
-----------------------------------           on 4-21 1999.
     Alan H. Goldfield
     Chairman and CEO

     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 21 day of April 1999.

                                    /s/ LINDA L STAUDT
                                    -----------------------------------------
[NOTARY SEAL APPEARS HERE]          Notary Public in and for the
                                    State of Texas

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